BlackRock Funds II: (the "Registrant")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Amended and Restated Certificate of Classification of Shares.



                              Exhibit 77Q1(a)

BLACKROCK FUNDS II
(A Massachusetts Business Trust)

AMENDED AND RESTATED CERTIFICATE OF CLASSIFICATION OF
SHARES

   The undersigned, Secretary of BlackRock Funds II (the
"Fund"), does hereby certify to the following:

   That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved, with respect to the class of the fund with the alphabetical designation KK and the supplementary designation BlackRock Floating Rate Income Portfolio, a new class of shares with the same alphabetical designation, KK-
10, representing shares with the supplementary designation of Investor C1 Shares, effective as of such date;

   That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved (a) a change in supplementary designation of the class with the alphabetical designation
II from BlackRock Income Builder Portfolio to BlackRock
Global Dividend Income Portfolio, effective as of November
1, 2010 and (b) the termination as a class of the Fund of the class with the designation W and the supplementary designation BlackRock Prepared Portfolio 2010, effective
December 10, 2010;

   That, at a meeting of the Board of Trustees of the Fund on February 8-9, 2011, the Trustees of the Fund by resolution approved, (a) with respect to the class of the fund with the alphabetical designation B and the supplementary designation BlackRock Low Duration Bond
Portfolio, two new classes of shares with the same alphabetical designation, (1) B-14, representing shares with the supplementary designation of Investor B3 Shares, and (2) B-15 representing shares with the supplementary designation Investor C3 Shares, effective as of such date;
(b) with respect to the class of the fund with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Portfolio, three new classes of shares with the same alphabetical designation, (1) C-6 representing shares with the supplementary designation BlackRock Shares, C-8, representing shares with the supplementary designation of Investor B1 Shares, and C-10 representing shares with the supplementary designation Investor C1 Shares, effective as of such date; and (c) the termination as classes of the Fund of the classes (i) with the designation and the supplementary designation BlackRock Ohio Municipal Bond
Portfolio and (ii) with the alphabetical designation P and the supplementary designation BlackRock Kentucky Municipal
Bond Portfolio, effective July 14, 2011;

   That at a meeting of the Board of Trustees of the Fund on March 18, 2011, the Trustees of the Fund approved a number of reorganizations that would result in the liquidation of a number of Portfolios, and certain
Portfolio name changes, in each case to take effect upon the consummation of the reorganizations. In connection with such reorganizations, effective as of July 18, 2011, the classes (a) with the alphabetical designation G and the supplementary designation BlackRock Government Income
Portfolio, (b) with the alphabetical designation D and the supplementary designation BlackRock Bond Portfolio, (c) with the alphabetical designation J and the supplementary designation BlackRock Managed Income Portfolio and (d) with the alphabetical designation M and the supplementary designation BlackRock AMT-Free Municipal Bond Portfolio are terminated as classes of the Fund, and the class with the alphabetical designation E and the supplementary designation BlackRock Total Return Portfolio II is changed to BlackRock Core Bond Portfolio, and the class with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Bond
Portfolio is changed to BlackRock U. S. Government
Portfolio;

   That, at a meeting of the Board of Trustees of the Fund on September 13-14, 2010, the Trustees of the Fund by resolution approved a change in supplementary designation of the class with the alphabetical designation HH from BlackRock Income Portfolio to BlackRock Income Builder
Portfolio, effective as of November 28, 2011, and the Board of Trustees of the Fund, by unanimous written consent on December 7, 2011, further changed the supplementary designation to BlackRock Multi-Asset Income Portfolio effective December 15, 2011;

   That, at a meeting of the Board of Trustees of the Fund on April 10, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation JJ from BlackRock
Multi-Sector Bond Portfolio to BlackRock Secured Credit
Portfolio, effective as of July 3, 2012;

   That, at a meeting of the Board of Trustees of the Fund on July 31, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation FF from BlackRock
Emerging Market Debt Portfolio to BlackRock Emerging Market
Local Debt Portfolio, effective as of September 3, 2012;

   That, at a meeting of the Board of Trustees of the Fund on September 11-12, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation
X from BlackRock Prepared Portfolio 2015 to LifePath(r) Active 2015 Portfolio, a change in the supplementary designation of the class with the alphabetical designation Y from BlackRock Prepared Portfolio 2020 to LifePath(r) Active 2020 Portfolio, a change in the supplementary designation of the class with the alphabetical designation Z from BlackRock Prepared Portfolio 2025 to LifePath(r) Active 2025 Portfolio, a change in the supplementary designation of the class with the alphabetical designation AA from BlackRock Prepared Portfolio 2030 to LifePath(r) Active 2030 Portfolio, a change in the supplementary designation of the class with the alphabetical designation BB from BlackRock Prepared
Portfolio 2035 to LifePath(r) Active 2035 Portfolio, a change in the supplementary designation of the class with the alphabetical designation CC from BlackRock Prepared
Portfolio 2040 to LifePath(r) Active 2040 Portfolio, a change in the supplementary designation of the class with the alphabetical designation DD from BlackRock Prepared
Portfolio 2045 to LifePath(r) Active 2045 Portfolio, and a change in the supplementary designation of the class with the alphabetical designation EE from BlackRock Prepared Portfolio 2050 to LifePath(r) Active 2050 Portfolio, each change effective as of November 27, 2012;

      That, at a meeting of the Board of Trustees of the Fund on September 11-12, 2012, the Trustees of the Fund by resolution approved, with respect to the class of the fund with the alphabetical designation X, Y, Z, AA, BB, CC, DD and EE, and the supplementary designation LifePath(r) Active 2015 Portfolio, LifePath(r) Active 2020 Portfolio, LifePath(r) Active 2025 Portfolio, LifePath(r) Active 2030 Portfolio, LifePath(r) Active 2035 Portfolio, LifePath(r) Active 2040 Portfolio, LifePath(r) Active 2045 Portfolio and LifePath(r) Active 2050 Portfolio, respectively, a new class of shares with the same alphabetical designation, X-16, Y-16, Z-16, AA-16, BB-16, CC-16, DD-16 and EE-16, respectively, representing shares with the supplementary designation of Class K Shares, effective as of November 27, 2012;

      That at a meeting of the Board Trustees of the Fund on November 13, 2012, the Trustees of the Fund by resolution approved the establishment and designation of a new class with the alphabetical designation of LL and a supplementary designation of LifePath(r) Active 2055 Portfolio as a class of the Fund, and that such shares be further classified into four separate classes of shares with the same alphabetical designation, LL-2, LL-3, LL-12 and LL-16, representing shares with the supplementary designation of Investor A, Institutional, Class R and Class K Shares, respectively, effective as of such date;

   That, at a meeting of the Board of Trustees of the Fund on May 15, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation R from BlackRock
Long Duration Bond Portfolio to BlackRock Investment Grade
Bond Portfolio, effective as of July 29, 2013; and further

   That, at a meeting of the Board of Trustees of the Fund on July 30, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation II from BlackRock
Global Dividend Income Portfolio to BlackRock Global
Dividend Portfolio, effective as of September 23, 2013.

   The undersigned, Assistant Secretary of the Fund, does hereby further certify that following the actions referenced above, the following classes of shares of beneficial interests in the Fund have heretofore been established and designated by the Trustees of the Fund in accordance with Article V of the Fund's Declaration of Trust, that such classes remain in effect as of the date hereof, that the Fund is authorized to issue an unlimited number of shares of beneficial interest of each such class and that the classes have the relative rights and preferences set forth below:

Alphabetical      Supplementary        Alphabetical         Supplementary
Designation       Designation          Designation of      Designation of
of Class                             Classes of Shares  Classes of Shares
                                       with the Same        with the Same
                                       Alphabetical          Alphabetical
                                       Designation            Designation
                                    (Classes in the       (Classes in the
                                       Class Group)          Class Group)
B                BlackRock Low             B-2               Investor A
                 Duration
                 Bond Portfolio
                                           B-7               Investor A1
                                           B-4               Investor B
                                           B-8               Investor B1
                                           B-9               Investor B2
                                           B-14              Investor B3
                                           B-5               Investor C
                                           B-10              Investor C1
                                           B-11              Investor C2
                                           B-15              Investor C3
                                           B-3       Institutional Shares
                                           B-1             Service Shares
                                           B-6           BlackRock Shares
                                           B-12               R Shares
C               BlackRock U.S.             C-2               Investor A
                Government Bond
                Portfolio
                                           C-4               Investor B
                                           C-8               Investor B1
                                           C-5               Investor C
                                           C-10              Investor C1
                                           C-3       Institutional Shares
                                           C-1             Service Shares
                                           C-6           BlackRock Shares
                                           C-12               R Shares
E              BlackRock Core              E-2               Investor A
               Bond Portfolio
                                           E-4               Investor B
                                           E-5               Investor C
                                           E-3       Institutional Shares
                                           E-12               R Shares
                                           E-1             Service Shares
                                           E-6           BlackRock Shares
H             BlackRock Inflation          H-2              Investor A
              Protected Bond
              Portfolio
                                           H-4              Investor B
                                           H-5              Investor C
                                           H-3       Institutional Shares
                                           H-1             Service Shares
                                           H-6           BlackRock Shares
                                           H-12              R Shares
I            BlackRock GNMA                I-2              Investor A
             Portfolio
                                           I-4              Investor B
                                           I-5              Investor C
                                           I-3       Institutional Shares
                                           I-1             Service Shares
                                           I-12               R Shares
                                           I-6           BlackRock Shares
K            BlackRock                     K-2              Investor A
             International Bond
             Portfolio
                                           K-4              Investor B
                                           K-5              Investor C
                                           K-3       Institutional Shares
                                           K-1             Service Shares
                                           K-6           BlackRock Shares
                                           K-12               R Shares

L          BlackRock High Yield           L-2                Investor A
           Bond Portfolio
                                          L-4                Investor B
                                          L-8                Investor B1
                                          L-5                Investor C
                                          L-10               Investor C1
                                          L-3        Institutional Shares
                                          L-12                 R Shares
                                          L-1              Service Shares
                                          L-6            BlackRock Shares
R         BlackRock Investment            R-2                Investor A
          Grade Bond Portfolio
                                          R-3        Institutional Shares
                                          R-6            BlackRock Shares
                                          R-12                R Shares
S        BlackRock Conservative           S-2                Investor A
         Prepared Portfolio
                                          S-5                Investor C
                                          S-3        Institutional Shares
                                          S-12                R Shares
T        BlackRock Moderate               T-2                Investor A
         Prepared Portfolio
                                          T-5                Investor C
                                          T-3        Institutional Shares
                                          T-12                R Shares
U        BlackRock Growth                 U-2                Investor A
         Prepared Portfolio
                                          U-5                Investor C
                                          U-3        Institutional Shares
                                          U-12                R Shares
V       BlackRock Aggressive              V-2                Investor A
        Growth Prepared
        Portfolio
                                          V-5                Investor C
                                          V-3        Institutional Shares
                                          V-12                R Shares
X      LifePath(r) Active                 X-2                Investor A
       2015 Portfolio
                                          X-3        Institutional Shares
                                          X-12                R Shares
                                          X-16                K Shares
Y      LifePath(r) Active                 Y-2                Investor A
       2020 Portfolio
                                          Y-3        Institutional Shares
                                          Y-12               R Shares
                                          Y-16               K Shares
Z      LifePath(r) Active                 Z-2               Investor A
       2025 Portfolio
                                          Z-3        Institutional Shares
                                          Z-12               R Shares
                                          Z-16               K Shares
AA     LifePath(r) Active                 AA-2             Investor A
       2030 Portfolio
                                          AA-3       Institutional Shares
                                         AA-12                 R Shares
                                         AA-16                 K Shares
BB      LifePath(r) Active               BB-2                 Investor A
        2035 Portfolio
                                         BB-3        Institutional Shares
                                         BB-12                  R Shares
                                         BB-16                  K Shares
CC     LifePath(r) Active                CC-2                 Investor A
       2040 Portfolio
                                         CC-3        Institutional Shares
                                         CC-12                  R Shares
                                         CC-16                  K Shares
DD     LifePath(r) Active                DD-2                 Investor A
       2045 Portfolio
                                         DD-3        Institutional Shares
                                         DD-12                   R Shares
                                         DD-16                   K Shares
EE      LifePath(r) Active               EE-2                  Investor A
        2050 Portfolio
                                         EE-3        Institutional Shares
                                         EE-12                  R Shares
                                         EE-16                  K Shares
FF     BlackRock Emerging                FF-2                Investor A
       Market Local Debt
       Portfolio
                                         FF-5                Investor C
                                         FF-3        Institutional Shares
                                         FF-6            BlackRock Shares
GG     BlackRock Strategic               GG-2                Investor A
       Income Opportunities
       Portfolio
                                         GG-5                Investor C
                                         GG-3        Institutional Shares
HH     BlackRock Multi-Asset             HH-2                Investor A
       Income Portfolio
                                         HH-5                Investor C
                                         HH-3        Institutional Shares
II     BlackRock Global                  II-2                Investor A
       Dividend Portfolio
                                         II-5                Investor C
                                         II-3        Institutional Shares
JJ     BlackRock Secured                 JJ-2                Investor A
       Credit Portfolio
                                         JJ-5                Investor C
                                         JJ-3        Institutional Shares
KK     BlackRock Floating                KK-2                Investor A
       Rate Income Portfolio
                                         KK-5                Investor C
                                         KK-3        Institutional Shares
                                         KK-10               Investor C1
LL     LifePath(r) Active                LL-2                Investor A
       2055 Portfolio
                                         LL-3        Institutional Shares
                                         LL-12                R Shares
                                        LL-16               K Shares




   (1) All consideration received by the Fund for the issue or sale of all Service Shares, Investor A Shares, Institutional Shares, Investor B Shares, Investor C Shares,
BlackRock Shares, Investor A1 Shares, Investor B1 Shares,
Investor B2 Shares, Investor B3 Shares, Investor C1 Shares,
Investor C2 Shares, Investor C3 Shares, R Shares and K
Shares with the same alphabetical designation, irrespective of series designation (collectively, a "Class Group"), shall be invested and reinvested with the consideration received by the Fund for the issue and sale of all other shares of that Class Group, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Fund allocated to shares of that Class Group by the Board of Trustees in accordance with the Fund's Declaration of Trust; and each class included in each Class Group shall share on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund) with such other classes of shares in such Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

   (2) In determining the income attributable to each share of each particular class included in each Class
Group: any general expenses and liabilities of the Fund allocated by the Board of Trustees to all Class Groups shall be allocated among all Class Groups on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), and any expenses and liabilities of the Fund allocated by the Board of Trustees to a particular Class Group shall be allocated among the classes included in such Class Group on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), except that to the extent permitted by rule or order of the SEC;

   (3)   Only shares of Class B-1, Class C-1, Class E-1,
Class H-1, Class I-1, Class K-1 and Class L-1 shall bear all: (1) expenses and liabilities relating to Service
Shares payable under the Fund's Distribution and Service
Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (4)   Only shares of Class B-2, Class C-2, Class E-2,
Class H-2, Class I-2, Class K-2, Class L-2, Class R-2,
Class S-2, Class T-2, Class U-2, Class V-2, , Class X-2,
Class Y-2, Class Z-2, Class AA-2, Class BB-2, Class CC-2,
Class DD-2, Class EE-2, Class FF-2, Class GG-2, Class HH-2,
Class II-2, Class JJ-2, Class KK-2 and Class LL-2 shall bear all: (1) expenses and liabilities relating to Investor A Shares payable under the Fund's Distribution and
Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (5)   Only shares of Class B-3, Class C-3, Class E-3,
Class H-3, Class I-3, Class K-3, Class L-3, Class R-3,
Class S-3, Class T-3, Class U-3, Class V-3,  Class X-3,
Class Y-3, Class Z-3, Class AA-3, Class BB-3, Class CC-3,
Class DD-3, Class EE-3, Class FF-3, Class GG-3, Class HH-3,
Class II-3, Class JJ-3, Class KK-3 and Class LL-3 shall bear all: (1) expenses and liabilities relating to Institutional Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (6)   Only shares of Class B-4, Class C-4, Class E-4,
Class H-4, Class I-4, Class K-4 and Class L-4 shall bear all: (1) expenses and liabilities relating to Investor B
Shares payable under the Fund's Distribution and Service
Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (7)   Only shares of Class B-5, Class C-5, Class E-5,
Class H-5, Class I-5, Class K-5, Class L-5, Class S-5,
Class T-5, Class U-5, Class V-5, Class FF-5, Class GG-5,
Class HH-5, Class II-5, Class JJ-5 and KK-5 shall bear all:
(1) expenses and liabilities relating to Investor C shares payable under the Fund's Distribution and Service Plan; and
(2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (8)   Only shares of Class B-6, Class C-6, Class E-6,
Class H-6, Class I-6, Class K-6, Class L-6, Class R-6 and
Class FF-6 shall bear all: (1) expenses and liabilities relating to BlackRock Shares payable under the Fund's
Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (9)   Only shares of Class B-7 shall bear all:  (1)
expenses and liabilities relating to Investor A1 Shares payable under the Fund's Distribution and Service Plan; and
(2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (10) Only shares of Class B-8, Class C-8 and Class L-8 shall bear all: (1) expenses and liabilities relating to Investor B1 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (11)   Only shares of Class B-9 shall bear all:  (1)
expenses and liabilities relating to Investor B2 Shares payable under the Fund's Distribution and Service Plan; and
(2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (12) Only shares of Class B-10, Class C-10, Class L-10 and Class KK-10 shall bear all: (1) expenses and liabilities relating to Investor C1 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (13)   Only shares of Class B-11 shall bear all:  (1)
expenses and liabilities relating to Investor C2 Shares payable under the Fund's Distribution and Service Plan; and
(2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (14)   Only shares of Class B-12, Class C-12, Class E-
12, Class H-12, Class I-12, Class K-12, Class L-12, Class
R-12, Class S-12, Class T-12, Class U-12, Class V-12, Class
X-12, Class Y-12, Class Z-12, Class AA-12, Class BB-12,
Class CC-12, Class DD-12, Class EE-12 and Class LL-12 shall bear all: (1) expenses and liabilities relating to R
Shares payable under the Fund's Distribution and Service
Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (15)   Only shares of Class B-14 shall bear all:  (1)
expenses and liabilities relating to Investor B3 Shares payable under the Fund's Distribution and Service Plan; and
(2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (16)   Only shares of Class B-15 shall bear all:  (1)
expenses and liabilities relating to Investor C3 Shares payable under the Fund's Distribution and Service Plan; and
(2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (17)   Only shares of Class X-16, Class Y-16, Class Z-
16, Class AA-16, Class BB-16, Class CC-16, Class DD-16,
Class EE-16 and Class LL-16 shall bear all: (1) expenses and liabilities relating to K Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

   (18) Each share of a Class Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Fund's
Declaration of Trust and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and (ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund's Declaration of Trust, shares of each class shall be subject to the express right of the Fund to redeem shares of such class at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price; and

   (19) Each share of each Class Group issued for the purchase price established in its Prospectus will be validly issued, fully paid and non-assessable.



   WITNESS my hand as of this 17th day of September, 2013


               /s/ Benjamin Archibald
               Benjamin Archibald
               Secretary